    As filed with the Securities and Exchange Commission on November 5, 1998
                                                        Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 QRS CORPORATION
             (Exact name of Registrant as specified in its charter)

                          ---------------------------

              Delaware                               68-0102251
    (State or other jurisdiction            (IRS Employer Identification No.)
  of incorporation or organization)

                              1400 Marina Way South
                           Richmond, California 94804
               (Address of principal executive offices) (Zip code)

                          ---------------------------
              QRS CORPORATION SPECIAL NON-OFFICER STOCK OPTION PLAN QRS CORPORATION 1993 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                          ---------------------------
                                  John S. Simon
                             Chief Executive Officer
                                 QRS CORPORATION
                1400 Marina Way South, Richmond, California 94804
                                 (510) 215-5000
          (Telephone number, including area code, of agent for service)

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                  Proposed             Proposed
      Title of                                                     Maximum             Maximum
     Securities                               Amount               Offering            Aggregate         Amount of
       to be                                  to be                 Price              Offering        Registration
     Registered                            Registered(1)          per Share(2)          Price(2)             Fee
 ------------------                        --------------         -------------      -------------     --------------
QRS Corporation
Special Non-Officer Stock Option Plan
-------------------------------------
Common Stock,

$0.001 par value                           150,000 shares            $38.75             $5,812,500       $1,615.88

QRS Corporation
1993 Stock Option/Stock Issuance Plan
--------------------------------------

Common Stock,

$0.001 par value                           350,000 shares            $38.75             $13,562,500      $3,770.38

                                                                                  Aggregate Filing Fee:  $5,386.26

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


----------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's Special Non-Officer Stock Option Plan or the Registrant's 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Registrant's Common Stock without the Registrant's receipt of consideration.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on November 2, 1998, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

              QRS Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 5, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998, filed with the SEC on May 15, 1998 and August 7, 1998, respectively; and

     (c) The Registrant's Registration Statement No. 0-21958 on Form 8-A, filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

              Not applicable.


Item 5.  Interests of Named Experts and Counsel

              Not applicable.


Item 6.  Indemnification of Directors and Officers

              The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

              The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

              The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

              At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


Item 7.  Exemption from Registration Claimed

              Not applicable.


Item 8.  Exhibits


 Exhibit
   No.        Exhibit
---------    ---------
    4         Instruments Defining Rights of Stockholders. Reference is made to
              Registrant's Registration Statement No. 000-21958 on Form 8-A, as
              amended, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration
              Statement.
    5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1       Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
    24        Power of Attorney. Reference is made to page II-5 of this
              Registration Statement.
    99.1      QRS Corporation Special Non-Officer Stock Option Plan.
    99.2      Form of Notice of Grant of Stock Option.
    99.3      Form of Stock Option Agreement.
    99.4      Form of Addendum to Stock Option Agreement (Involuntary
              Termination upon a Corporate Transaction or Change in Control).
    99.5      QRS Corporation 1993 Stock Option/Stock Issuance Plan (As Amended
              and Restated February 16, 1998; As Further Amended May 5, 1998).
    99.6      Form of Notice of Grant of Stock Option.
    99.7      Form of Stock Option Agreement.
    99.8*     Form of Addendum to Stock Option Agreement (Change in Control).
    99.9*     Form of Addendum to Stock Option Agreement (Financial Assistance).
    99.10*    Form of Addendum to Stock Option Agreement (Limited Stock
              Appreciation Right).
    99.11*    Form of Addendum to Stock Option Agreement (Special Tax
              Elections).
    99.12*    Form of Notice of Grant of Stock Option (Non-Employee Director -
              Initial Grant).



    99.13*    Form of Notice of Grant of Stock Option (Non-Employee Director -
              Subsequent Grant).
    99.14     Form of Stock Option Agreement (Non-Employee Director).
    99.15*    Form of Stock Issuance Agreement.
    99.16*    Form of Addendum to Stock Issuance Agreement.


----------
* Exhibits 99.8 through 99.13 and Exhibits 99.15 and 99.16 are incorporated herein by reference to Exhibits 99.4 through 99.9 and Exhibits 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 33-74734 on Form S-8, filed with the SEC on February 2, 1994.


Item 9.  Undertakings

     A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     B. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Special Non-Officer Stock Option Plan and/or 1993 Stock Option/Stock Issuance Plan.

     C. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on November 5, 1998.

                                 QRS CORPORATION


                                 By: /s/ John S. Simon
                                    -------------------------------------
                                     John S. Simon
                                     Chief Executive Officer and Director


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned officers and directors of QRS Corporation, a Delaware corporation, do hereby constitute and appoint John S. Simon and Peter Papano and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title                                 Date
-----------                             ---------                             -------
/s/ John S. Simon           Chief Executive Officer and Director          November 5, 1998
-----------------------           (Principal Executive Officer)
John S. Simon


/s/ Peter Papano            Vice President of Finance, Chief Financial    November 5, 1998
----------------------      Officer and Secretary
Peter Papano                (Principal Financial and
                            Accounting Officer)


/s/ Shawn M. O'Connor       President and Chief Operating Officer         November 5, 1998
----------------------

/s/ Peter R. Johnson        Chairman of the Board of Directors            November 5, 1998
----------------------
Peter R. Johnson

                            Director
----------------------
Tania Amochaev

                            Director
----------------------
Steven D. Brooks

                            Director
----------------------
John P. Dougall

                            Director
----------------------
H. Lynn Hazlett

/s/ Garth Saloner           Director                                      November 5, 1998
----------------------
Garth Saloner

/s/ Philip Schlein          Director                                      November 5, 1998
----------------------
Philip Schlein

/s/ Garen K. Staglin        Director                                      November 5, 1998
----------------------
Garen K. Staglin


                                  EXHIBIT INDEX


Exhibit
  No.         Exhibit
--------      --------
    4         Instruments Defining Rights of Stockholders. Reference is made to
              Registrant's Registration Statement No. 000-21958 on Form 8-A, as
              amended, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration
              Statement.
    5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1       Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
    24        Power of Attorney. Reference is made to page II-5 of this
              Registration Statement.
    99.1      QRS Corporation Special Non-Officer Stock Option Plan.
    99.2      Form of Notice of Grant of Stock Option.
    99.3      Form of Stock Option Agreement.
    99.4      Form of Addendum to Stock Option Agreement (Involuntary
              Termination upon a Corporate Transaction or Change in Control).
    99.5      QRS Corporation Stock Option/Stock Issuance Plan (As Amended and
              Restated February 16, 1998; As Further Amended May 5, 1998).
    99.6      Form of Notice of Grant of Stock Option.
    99.7      Form of Stock Option Agreement.
    99.8*     Form of Addendum to Stock Option Agreement (Change in Control).
    99.9*     Form of Addendum to Stock Option Agreement (Financial Assistance).
    99.10*    Form of Addendum to Stock Option Agreement (Limited Stock
              Appreciation Right).
    99.11*    Form of Addendum to Stock Option Agreement (Special Tax
              Elections).
    99.12*    Form of Notice of Grant of Stock Option (Non-Employee Director -
              Initial Grant).
    99.13*    Form of Notice of Grant of Stock Option (Non-Employee Director -
              Subsequent Grant).
    99.14     Form of Stock Option Agreement (Non-Employee Director).
    99.15*    Form of Stock Issuance Agreement.
    99.16*    Form of Addendum to Stock Issuance Agreement.



----------
* Exhibits 99.8 through 99.13 and Exhibits 99.15 and 99.16 are incorporated herein by reference to Exhibits 99.4 through 99.9 and Exhibits 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 33-74734 on Form S-8, filed with the SEC on February 2, 1994.